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                                                                  EXHIBIT 10.28

                    [THOMAS & BETTS CORPORATION LETTERHEAD]

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release (hereinafter the "Separation Agreement") is entered into by and between John R. Mayo (hereinafter "John" or "You" and Thomas & Betts, Corporation (hereinafter "T&B"):

         1. John has resigned from his position as President and Chief Operating Officer with Thomas & Betts effective October 24, 2000. John understands that

                  a. John's Employment Agreement dated July 1, 2000 will become invalid as of the date of his termination.

                  b. We will recommend to the Human Resources Committee that the restricted stock awards granted during John's service with T&B be released to him as of the time the restrictions lapse.

                  c. John will receive a lump sum payment in the amount of $70,000 representing his guaranteed bonus payment for fiscal year 2000.

                  d. Upon John's termination and retirement, all stock options that were granted to John by the Corporation prior to his termination will be treated as a `retirement' in accordance with the Grant Agreement. Specifically, options may be exercised in full at any time within six (6) years of the date of termination, provided, however, that if such exercise occurs more than three (3) months after the date of such termination, the Option shall be treated as a nonqualified stock option. Options cannot extend beyond their expiration date.

                  e. As approved by the HR Committee of the Board of Directors on July 1, 2000, you have been granted additional service so that you will receive a lump sum benefit payment from the Executive Retirement Plan based on a total of 5 years of credited service with Thomas & Betts. A preliminary calculation is attached.

                  f. The Company will provide the following assistance in the sale of your home in Cordova as follows:

                      - Marketing assistance in the sale of the Cordova residence

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                      -    Payment of all traditional closing costs

                      - Reimbursement of the cost to move your household goods and possessions to Milan, Tennessee.

                      - Tax gross ups, as applicable, on any of the above items to keep you whole on both federal and state tax returns.

         2. John has agreed with the obligations set forth in the Employment Proprietary Information and Invention Agreement, (a copy of which is attached hereto as Exhibit A for your review), including, but not limited to, the post-employment covenant against disclosure contained in paragraph 3 thereof, all of which hereby are incorporated by reference into this Separation Agreement.

         3. John acknowledges and agrees that, in the absence of this Separation Agreement, he would have no entitlement to the benefits provided in this Separation Agreement.

         4. John hereby waives, releases, and discharges T&B, its past and present parents, subsidiaries, divisions, and affiliated companies, their predecessors, successors and assigns, and their past and present stockholders, directors, officers, employees and agents (hereinafter collectively the "Company") from any and all claims, demands, damages, and causes of action of every kind and nature, whether known or unknown, or suspected or unsuspected, which John has or may have against the Company, arising out of any matter whatsoever. This General Release specifically includes, but is not limited to, any and all claims, demands, damages, and causes of action:

                  a. Arising out of or in any way related to John's employment or the termination of his employment with the Company; or

                  b. Arising under or based on Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of
                  1967, the Americans With Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Employee Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, or any other federal, state or local law, statute, ordinance, decision, order, policy or regulation prohibiting employment discrimination or otherwise creating rights or claims for employees, including, but not limited to, any and all claims alleging breach of public policy, the implied obligation of good faith and fair dealing, or any oral or written contract, handbook, manual, policy statement or employment practice, or alleging misrepresentation, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, negligence or wrongful discharge.

         5. As part of the foregoing General Release, John is waiving all claims which he may have against the Company for legal, equitable or injunctive relief, including, but not

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limited to, compensatory damages, punitive damages, backpay, front pay, attorneys' fees, and reinstatement to employment, for age discrimination or any other matter whatsoever.

         6. This Separation Agreement includes a General Release, as well as a specific release of all claims, demands, damages and causes of action referred to above. No reference herein to any specific claim is intended to limit the scope of this release and, notwithstanding any such reference, this Separation Agreement shall be effective, without limitation, as a full and final bar to all claims, demands, damages, and causes of action of every kind and nature whatsoever which John has or may have against the Company.

         7. John understands and agrees that if he, or anyone on his behalf, initiates or prosecutes any administrative, judicial or other action arising out of or in any way related to any of the claims, demands, damages or causes of action hereinabove released, then John shall be liable for payment of all costs and attorneys' fees incurred in connection with any such action by the Company.

         8. Nothing in this Separation Agreement constitutes or shall be construed as an admission of liability on the part of the Company. The Company expressly denies any liability of any kind to John, and particularly any liability arising out of or in any way related to his employment or the termination of his employment with the Company.

        9. Except as otherwise provided herein, John shall keep the terms of this Separation Agreement confidential and agrees that neither he, nor his attorneys, nor any of his agents, shall make any statements, oral or written, regarding the terms of this Agreement unless written consent is given by the President of T&B or unless required by a court or other tribunal in connection with litigation being conducted before it.

        10. John understands and agrees that this Separation Agreement is binding on him and his spouse, heirs, executors, administrators, successors and assigns.

        11. John understands that he has a period of twenty-one (21) days within which to consider the Agreement.

        12. John understands that he has the right to revoke this Separation Agreement at anytime within seven (7) days after its execution and that the Agreement shall not become effective or enforceable until this revocation period has expired, provided, however, that any such revocation shall not affect John's independent obligations under the above-referenced Agreement For Assignment Of Inventions And Covenant Against Disclosure, which shall survive and be enforceable notwithstanding the revocation of this Separation Agreement.

        13. John acknowledges that he has carefully read and fully understands all of the provisions of this Separation Agreement and that he has entered into the Agreement knowingly and voluntarily, after having been given sufficient time to study the Agreement and to consult with an attorney, if desired.

        14. The provisions of this Separation Agreement are fully severable and are intended to be interpreted in a manner which makes then valid and enforceable. In the event any provision of this Separation Agreement is found by any court or tribunal to be partially or wholly invalid or unenforceable, the remainder of the Agreement nevertheless shall be

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enforceable and binding on the parties, and the invalid or unenforceable provisions shall be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or, if such provision cannot under any circumstances be so modified or restricted, it shall be excised from the Agreement without affecting the validity or enforceability of any of the remaining provisions. The parties agree that any such modification, restriction or excision may be accomplished by their mutual written agreement or, alternatively, by disposition of a court or other tribunal.

        15. Except as otherwise provided herein, this Separation Agreement constitutes the sole and entire agreement between John and T&B with respect to the subjects addressed in it, and supersedes all prior or contemporaneous agreements, understandings, and representations, oral and written, with respect to those subjects.

        16. This Separation Agreement and any amendments hereto shall be governed by and construed in accordance with the laws of the State of Tennessee.

        17. No waiver, modification or amendment of any of the provisions of this Separation Agreement shall be valid and enforceable unless in writing and executed by John and the Chairman and CEO of T&B.


 November 2, 2000                      /s/ JOHN R. MAYO
--------------------                   ------------------------------------
         Date                          John R. Mayo

 November 7, 2000                      /s/ CONNIE C. MUSCARELLA
--------------------                   ------------------------------------
         Date                          Connie C. Muscarella
                                       Vice President-Human Resources